                                                                    Exhibit 23.4

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Cabot Oil & Gas Corporation
    Registration Statement on Form S-8


We are aware that our report dated May 10, 1994 on our review of interim consolidated financial information of Cabot Oil & Gas Corporation for the periods ended March 31, 1994 and 1993 is incorporated by reference in this registration statement on Form S-8. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registation statement prepared or certified by us within the meanings of Sections 7 and 11 of that Act.

                                      COOPERS & LYBRAND

Houston, Texas
May 19, 1994